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                                                                   EXHIBIT 10.38
                                                Confidential Treatment Requested


                        INTERACTIVE MARKETING AGREEMENT
                        -------------------------------

     This Interactive Marketing Agreement (the "Agreement"), dated as of February 15, 2000 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and HomeGrocer.com, Inc. ("Marketing Partner" or "MP") a Delaware corporation, with offices at 10230 NE Points Drive, Kirkland, WA 98033-7879. AOL and MP may be referred to individually as a "Party" and collectively as the "Parties."

                                 INTRODUCTION
                                 ------------

     AOL and MP each desires to enter into an interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated MP Site (as defined in Section 2.1). This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.
                                                ---------

                                     TERMS
                                     -----

1.   PROMOTION, DISTRIBUTION AND MARKETING.
     -------------------------------------

     1.1.  AOL Promotion of Affiliated MP Site.
           -----------------------------------

           1.1.1. AOL will provide MP with the promotions (the "Promotions") described on Exhibit A attached hereto for the Affiliated MP
                                ---------
                   Site (as defined in Section 2.1). Subject to MP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with MP to provide MP a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with MP to provide MP, as its sole remedy, a comparable promotional placement. As used throughout this Agreement, the phrases "comparable promotional placements" or "comparable promotions" shall mean placements which are of comparable overall value, to be determined based on a variety of factors, including size, quality, type (e.g., integrated or banner), location (i.e., page or screen and the subject matter thereof), demographically and geographically targeted relevance, and audience reach (taking into account the targeted nature of the placement). If the parties disagree about whether any substitute promotional placements are "comparable," either party may invoke the dispute resolution procedures set forth in Section 7.

           1.1.2. AOL shall use commercially reasonable efforts to enable additional advertising slots in relevant channels on the AOL Network for geo-targeted advertising to the local geographic markets in which MP provides the Exclusive Product; provided, however, that nothing herein shall require AOL to specifically create such areas.

           1.1.3. As soon as available and in all events by not later than the second anniversary of the Effective Date (or such later date as the parties may agree), AOL shall provide to MP an anchor tenancy in a relevant department/commerce center of

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                   AOL's Shop@AOL shopping area (or its successor). AOL shall provide MP with 90 days' written notice of an anchor tenancy becoming available.

           1.1.4. Within thirty (30) days following the Effective Date, the Parties shall meet to review the Carriage Plan and devise a switching matrix pursuant to which MP shall be permitted to switch Promotions no more often than monthly for other inventory which becomes available on the AOL Network; provided, however, that all switching of Promotions shall be subject to inventory availability and AOL's reasonable approval. At the meeting the Parties shall, among other things, make good faith efforts to establish minimum levels of Impressions by Designated Exclusivity Area in order to maintain exclusivity in such Designated Exclusivity Area, and, in addition, shall revise the carriage plan to increase geo-targeted Impressions (taking into account relative value and the switching matrix) including allocation from Digital City local sales force, establish future allocation for an anchor tenancy in Shop@AOL as required under Section 1.1.3, and reallocate the overallotment of Impressions in Calendar and a possible reallocation of what may be an overallotment of Impressions in Oxygen Cable.

     1.2.  Impressions Commitment.  During the Term, AOL shall deliver a minimum
           ----------------------
          of [***] Impressions which link to the Co-Branded Entry Page through the Promotions in accordance with Exhibit A and the timelines set
                                            ------- -
          forth therein (the "Impressions Commitment"). The Impressions targets specified on Exhibit A are the minimum amount of Impressions to be
                       ---------
          provided by AOL.  The parties will determine annually, beginning
          March 1, 2001, whether the actual Impressions targets for the immediately preceding year were met, and any shortfall in Impressions at the end of any year during the Term will not be deemed a breach of the Agreement by AOL so long as AOL promptly takes commercially reasonable action to remedy the situation with comparable Impressions. If a significant shortfall continues after six (6) months, either party may invoke the dispute resolution procedures set forth in
          Section 7 to fashion a strategy reasonably acceptable to MP to alleviate such continuing significant shortfall. In the event there is a shortfall in Impressions as of the end of the Term (a "Final Shortfall"), AOL will, within ninety days of the end of the Term, provide MP with Impressions equal in number to the Final Shortfall (the "Final Makegood"); provided, however, that, if the Final Shortfall is equal to a number of Impressions which is more than [***] percent ([***]%) of the total Impressions to be delivered hereunder in that year, then, upon written notice delivered to AOL within five (5) days of the end of the Term, MP shall be entitled to receive in lieu of the Final Makegood, a refund of the Payment, calculated in accordance with the Pro-Rata Refund Formula. The Parties agree that in each year during the term of this Agreement [***] percent ([***]%) of the Impressions will be for the Exclusive Product and not more than [***] percent ([***]%) of the Impressions may include references to MP Products other than traditional grocery store products.

     1.3.  Content of Promotions.  The Promotions will link only to the Co-
           ---------------------
           Branded Entry Page and will promote only the Exclusive Product and not more than [***] percent ([***]%) of the Promotions each year shall promote MP Products other than everyday grocery products and services. The specific MP Content to be contained within the Promotions described in this Agreement (the "Promo Content") will be determined by MP, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions (the "Ad Policies"); provided, however, that MP shall have ninety (90) days from written notice of any new Ad Policy to comply and provided, further that if MP's compliance with such new Ad Policy is not technically feasible or commercially reasonable, AOL shall either waive such new Ad Policy for MP or provide MP with an equitable remedy to alleviate the effect of such new Ad Policy. In the event that the Parties are unable to agree on an equitable remedy, the matter shall be

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH
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           submitted to the Management Committee for resolution in accordance with dispute resolution procedures set forth in Section 7 of this Agreement. MP will submit in advance to AOL for its review a quarterly online marketing plan with respect to the Affiliated MP Site. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. MP will periodically update the Promo Content. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens). Either Party may invoke the dispute resolution procedures of Section 7 in the event that the requirements of this Section 1.3 materially adversely affect the rights of such Party under this Agreement.

     1.4.  MP Promotion of Affiliated MP Site and AOL.  As set forth in fuller
           ------------------------------------------
           detail in Exhibit C, MP will promote AOL and the availability of the
                     ---------
           Affiliated MP Site through the AOL Network. MP will not implement or authorize any promotion that is substantially similar (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotion required or provided pursuant to Exhibit
                                                                         -------
           C for any other Interactive Service on terms more favorable than
           -
           those provided herein.


2.   AFFILIATED MP SITE.
     ------------------

     2.1.  Creation of Affiliated MP Site.    MP will create a customized start
           ------------------------------
           page to which the Promotions shall link (the "Co-Branded Entry Page") (to the extent consistent with the terms hereof), including distinct versions of the Co-Branded Entry Page for each applicable property of the AOL Network as set forth below (e.g., one for linking from the AOL Service which is co-branded with the AOL brand, one for linking from the CompuServe Service which is co-branded with the CompuServe brand, etc.). Such Co-Branded Entry Page shall serve as the start page for an Interactive Site of MP which conforms to the requirements set forth herein (the "Affiliated MP Site"). MP will use commercially reasonable efforts to include certain distinct Content within each such distinct version of the Co-Branded Entry Page, tailored and targeted to the applicable audience as mutually agreed (the "Brand Specific Content"). On the Co-Branded Entry Page, MP will comply with AOL's and its affiliates' then generally applicable customization standards and design guideline templates for each property with respect to headers, footers, co-branding and URLs, by way of example as set forth on Exhibit H attached hereto. The Parties agree that the
                           ---------
           Co-Branded Entry Page shall reside on a joint URL structured in a manner to provide MP with user and unique visitor credit. Internal pages within the Affiliated MP Site shall reside on a joint URL structured in a manner to provide AOL with credit for time spent on the Affiliated MP Site, which shall nonetheless be owned by MP. The Co-Branded Entry Page shall have AOL or AOL affiliate branded headers and footers. AOL shall have the right to change or modify its design guideline templates and co-branding requirements during the Terms, to conform to general changes made to the AOL Network or portions thereof. In the event that MP desires to add such tools to the Affiliated MP Site, MP will consider in good faith the integration of, and may with AOL's consent integrate, AOL's tools and technology for chat, message boards, Quick Checkout, Shopping Cart and Search, plus such other tools and technology as the Parties may further mutually agree, so long as the integration of such tools and technology is technically feasible and commercially reasonable and does not adversely affect the shopping experience. If the Parties cannot agree on any of these matters, either Party may invoke the dispute resolution procedures set forth in Section 7.

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THE SECURITIES AND EXCHANGE COMMISSION]"

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     2.2.  Content.  MP will make available through the Affiliated MP Site the
           -------
           comprehensive offering of Products and related Content described on Exhibit D (the "MP Products"). Except as mutually agreed in writing
           ---------
           by the Parties, the Affiliated MP Site will contain the MP Products and will not contain more than [***]% of products and services other than everyday grocery products and services. All sales of Products through the Affiliated MP Site will be conducted through a direct sales format; MP will not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format (e.g., through auctions or clubs) without the prior written consent of AOL; provided, however, that MP may use a third-party for back-end fulfillment. MP will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated MP Site in accordance with the terms of this Agreement. MP will ensure that the Affiliated MP Site does not in any respect promote or advertise, market or distribute the products, services or content of (x) any other Interactive Service, or (y) solely with respect to the Co-Branded Entry Page, any entity that is in direct competition with any third party with which AOL has an exclusive or premier relationship (provided that AOL has given written notice to MP of such third party and the exclusive or premier relationship that AOL has with such third party). MP may offer any material functionality (e.g. instant messaging, calendar, decision guides) on its Affiliated MP Site, even if such functionality is reasonably deemed to be competitive with a material functionality offered by or on behalf of AOL on the AOL Network, so long as in connection therewith there is no attribution or link to an Interactive Service, provided further that MP shall offer no functionality which requires a user to register with another Interactive Service. If the parties cannot agree on any matter described in this subsection, either party may invoke the dispute resolution procedures of Section 7.

     2.3.  Production Work.  Except as agreed to in writing by the Parties
           ---------------
           pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F, MP will be
                                                          ---------
           responsible for all production work associated with the Affiliated MP Site, including all of MP's related costs and expenses.

     2.4.  Technology. AOL will be entitled to require reasonable changes to the
           ----------
           Content (including, without limitation, the features or functionality) within the Affiliated MP Site to the extent such Content will, in AOL's good faith judgment, adversely affect any technological operational aspect of the AOL Network. AOL reserves the right to review and test the Affiliated MP Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

     2.5.  Product Offering.  MP will use commercially reasonable efforts to
           ----------------
           ensure that the Affiliated MP Site includes generally all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MP through the MP Interactive Site for the same geographical area; provided, however, that such inclusion will not be required where it is commercially or technically impractical (e.g., inclusion would cause either Party to incur substantial incremental costs), and not more that [***] percent ([***]%) of the Products shall be other than everyday grocery items.

     2.6.  Pricing and Terms.  MP will ensure that: (i) the prices (and any
           -----------------
           other required consideration) for Products in the Affiliated MP Site do not exceed the prices for the Products or substantially similar Products offered by or on behalf of MP through the MP Interactive Site for the same geographical area during the same time period; and
           (ii) the terms and conditions related to Products in the Affiliated MP Site are no less favorable in any respect to the terms and conditions for the Products or substantially similar Products offered by or on behalf of MP through the primary MP Interactive Site for the same geographical area during the same time period; and (iii) the prices in the aggregate for

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           MP's top [***] grocery Products shall be no higher than [***] percent
           ([***]%) above of the prices of such Products offered by any MP Competitor through any Interactive Site for sale in the same geographic area during the same time period.

     2.7.  Exclusive AOL Offers/Member Benefits.  MP will generally promote
           ------------------------------------
           through the Affiliated MP Site any special or promotional offers made available by or on behalf of MP through any Additional MP Channel. In addition, MP shall promote through the Affiliated MP Site on a regular and consistent basis special offers (which, from time to time, shall be exclusive to AOL Users) available to AOL Users (the "AOL Offers") equal to or better than any other special offer available to non-AOL users. MP shall, at all times, feature at least one AOL Offer for at least first time AOL Users. The AOL Offer made available by MP shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Specific AOL Offers that may be made available by MP include the AOL Offers listed on Exhibit D-1 attached hereto. MP will provide AOL
                            -----------
           with reasonable prior notice of AOL Offers so that AOL can market the availability of such AOL Offers in the manner AOL deems appropriate in its editorial discretion.

     2.8.  Operating Standards.  MP will ensure that the Affiliated MP Site
           -------------------
           complies in all material respects and at all times with the standards set forth in Exhibit E within a commercially reasonable amount of
                        ---------
           time. To the extent operating site standards are not established in Exhibit E with respect to any aspect or portion of the Affiliated MP
           ---------
           Site (or the Products or other Content contained therein), MP will provide such aspect or portion of operating standards which meets or exceeds prevailing standards in the online grocery industry. In the event AOL determines that MP has failed to comply with the material technical requirements of this Section 2.8 AOL will have the right (in addition to any other remedies available to AOL hereunder), after providing MP with advance notice, to decrease the promotion it provides to MP hereunder until such time as MP corrects its non-compliance (and in such event, if such failure to comply shall last for more than five (5) days, AOL will be relieved of the proportionate amount of any promotional commitment made to MP by AOL hereunder corresponding to such decrease in promotion) and any revenue threshold(s) set forth in Section 4 will each be adjusted proportionately to correspond to such decrease in promotion during the period of non-compliance. MP may invoke the dispute resolution procedures of Section 7 in the event that it reasonably believes that the Affiliated MP Site meets the applicable standards, AOL has acted unjustly, or AOL has adversely affected MP's rights hereunder. AOL shall not be permitted to decrease the promotion for MP's failure to comply with the requirements of Section 1 of Exhibit E, if MP has invoked the dispute resolution procedures of Section 7.

     2.9.  Advertising Sales. In the event that MP decides to designate
           -----------------
           advertising inventory on the Affiliated MP Site, MP will offer AOL the opportunity to present its proposal for selling such inventory.

     2.10. Traffic Flow.  MP will take commercially reasonable efforts to
           ------------
           ensure that AOL traffic is either kept within the Affiliated MP Site or is channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement) through a "return to AOL" button at checkout, the "back" button on an Internet browser, and/or the AOL control bar. In the event that AOL points to the Co-Branded Entry Page or any other MP Interactive Site or otherwise delivers traffic to such site hereunder, MP will channel back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism.

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3.   AOL EXCLUSIVITY OBLIGATIONS  During the Term, except as otherwise provided
     ---------------------------
     herein, AOL shall not promote any MP Competitor or the Exclusive Product in the Designated Exclusivity Areas. For the purposes of this Agreement, "Exclusive Product" shall mean the service of online ordering from an Online Grocer, for delivery (directly or through a third-party) or pick-up, of everyday grocery items assembled for the customer. For purposes of this Agreement, the term "Online Grocer" shall mean any entity that offers the online ordering of and whose primary business is the sale or delivery of, a comprehensive range of everyday grocery items, regardless of whether such entity offers such grocery items solely online or as ancillary to its traditional bricks-and-mortar grocery or convenience food store business; provided however, that in no event shall "Online Grocer" include any entity
     (i) with a [***], provided that this exception shall not except a [***] business or an [***] from the definition of "Online Grocer", (ii) who offers only a [***], or (iii) that provides predominantly a [***]. As part of the exclusivity, AOL shall not itself or through any agent use any part of the Designated Exclusivity Areas to market or promote the Exclusive Product. Notwithstanding anything to the contrary in this Section 3 (and without limiting any actions which may be taken by AOL without violation of MP's rights hereunder), no provision of this Agreement will limit AOL's ability (on or off the AOL Network) to (i) undertake activities or perform duties pursuant to existing arrangements with third parties, provided, however, that the Impressions delivered pursuant to any such arrangement with any MP Competitor or as part of the marketing of the Exclusive Product by any other Online Grocer shall reduce the number of Impressions permitted under Section 3.2.1 below (or pursuant to any agreements to which AOL becomes a party subsequent to the Effective Date as a result of Change of Control, merger, acquisition or other similar transaction), (ii) create editorial content relating to any third party marketer of the Exclusive Product (but shall not sell contextual links to any marketer of the Exclusive Product except in accordance with this Agreement) or (iii) offer information relating to marketers of the Exclusive Product on any yellow pages, white pages, classifieds or other search, directory or review services or Content or similar service. In addition, to the extent that any third party does not solely [***], AOL will not be restricted from promoting such party (on or off the AOL Network), so long as such promotions do not, [***], expressly [***] or allow a [***]. Notwithstanding any provision of this Agreement to the contrary:

     3.1. The delivery services for the following types of products shall not be deemed to be "Exclusive Product" except when sold, delivered, offered or promoted by MP Competitors: (i) delivery of [***]; (ii) delivery services where the [***] is not the [***]; (iii) delivery services where the [***] is not the delivery of the [***]; (iv) delivery of [***]; or (v) delivery of [***]; and

     3.2. AOL may sell promotions mentioning the Exclusive Product of any traditional bricks-and-mortar grocer or convenience food store ("Traditional Grocer Exclusive Product Promotions") so long as such Traditional Grocer Exclusive Product Promotions do not promote any MP Competitor and provided that:

           3.2.1. Traditional Grocer Exclusive Product Promotions shall constitute no more than [***] Impressions in the aggregate during the Term; and (a) in the national market, in any year total Traditional Grocer Exclusive Product Promotions shall not exceed the "Permitted National Market Carve-out Amount"; for these purposes, the "Permitted National Market Carve-out Amount" shall equal [***] percent ([***]%) of the Impressions Commitment in the national market for that year; and (b) in any local markets where MP provides the Exclusive Product, Traditional Grocer Exclusive Product Promotions shall not exceed in any year the "Permitted Local Market Carve-out Amount"; for these purposes, the "Permitted Local Market Carve-out Amount" shall equal [***] percent ([***]%) of the Impressions Commitment in that local market for that year; and

           3.2.2. AOL agrees to [***], in consideration of its [***] permitted under this Section 3.2.

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THE SECURITIES AND EXCHANGE COMMISSION]"

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4.   PAYMENTS.
     --------

          4.1.1.  Payment. Subject to Sections 4.1.2, 4.1.3, 4.1.4 and 6 below,
                  -------
                  in consideration of AOL's obligations hereunder including without limitation the delivery of the Impressions, MP will pay AOL a payment (the "Payment") equal to Sixty Million Dollars ($60,000,000) in the aggregate as follows:

                  4.1.1.1. Six Million Dollars ($6,000,000) payable on the Effective Date;

                  4.1.1.2. Four Million Dollars ($4,000,000) on each of June 1, 2000, September 1, 2000, and December 1, 2000; and


                  4.1.1.3. Three Million Dollars (US $3,000,000) on each of March 1, 2001, June 1, 2001, September 1, 2001,
                            December 1, 2001, March 1, 2002, June 1, 2002,
                            September 1, 2002, December 1, 2002, March 1, 2003, [June 1, 2003], September 1, 2003, December 1, 2003,
                            March 1, 2004, and June 1, 2004

          4.1.2.  Early Termination of Exclusivity.
                  --------------------------------

                  4.1.2.1.  Twenty Fourth Month. AOL shall be entitled, on the
                            -------------------
                            later of (x) March 1, 2002, or (y) the date on which a total of [***] billion Impressions have been delivered under this Agreement (the "First Exclusivity Termination Date"), to terminate its exclusivity obligations set forth in Section 3 of this Agreement solely with respect to Traditional Grocer Exclusive Product Promotions by providing MP, not later than six (6) months prior to March 1, 2002, with written notice of its election to terminate such exclusivity. In the event that AOL elects to terminate its exclusivity obligations under this Agreement in accordance with this Section 4.1.2.1, all payments due by MP pursuant to Section
                            4.1.1 on or after March 1, 2002, shall be reduced to $1,861,732, and the Impressions Commitment shall be increased by [***] comparable Impressions to be delivered over the remainder of the Term; provided, however, that all requirements of AOL pursuant to
                            Section 3.2 of this Agreement shall terminate as of the First Exclusivity Termination Date.

                  4.1.2.2.  Thirtieth Month.  Notwithstanding any provision of
                            ---------------
                            Section 3 of this Agreement to the contrary, AOL shall be entitled as of September 1, 2002 to promote any marketer of the Exclusive Product, including without limitation any MP Competitor in any local market in which MP has neither established local-based offerings of the Exclusive Product ("Local Offerings") nor notified AOL that it intends to establish Local Offerings in such local market (a "Fifteen Month Notice"). Following receipt of a Fifteen Month Notice, AOL shall, within three months of receipt of such Fifteen Month Notice, discontinue any local promotions for marketers of the Exclusive Product (unless otherwise permitted under this Agreement, including without limitation, pursuant to
                            Section 3.2). In the event that MP has failed, as of a date which is fifteen months after AOL's receipt of such Fifteen Month Notice (the "Fifteen Month Date"), to establish Local Offerings in the local market which is the subject of such Fifteen Month Notice, AOL shall be entitled to promote any marketer of the Exclusive Product, including without limitation, any MP Competitor, in such local

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH
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                            market until the later of (a) nine months from the
                            Fifteen Month Date or (b) the date on which MP establishes Local Offerings in such local market.

                  4.1.2.3.  Thirty Sixth Month. In addition to the rights
                            ------------------
                            granted to AOL pursuant to Sections 4.1.2.1 or
                            4.1.2.2 above, in the event that MP is not then one of the top [***] marketers of the Exclusive Product in at least [***] of the [***] Performance Criteria, AOL shall be entitled, on the later of (x) March 1, 2003, or (y) the date on which [***] Impressions are delivered under this Agreement (the "Second Exclusivity Termination Date"), to terminate its exclusivity obligations set forth in Section 3 of this Agreement by providing MP with written notice of its election to terminate such exclusivity by not later than six (6) months prior to March 1, 2003. In the event AOL terminates its exclusivity obligations in accordance with this Section 4.1.2.3, and MP does not exercise its right to terminate the Agreement as set forth below, then all payments due by MP pursuant to Section 4.1.1 on or after March 1, 2003, shall be reduced to $1,607,944, if AOL has not exercised its exclusivity termination option granted pursuant to Section 4.1.2.1 above. In addition, in the event AOL terminates its exclusivity obligations in accordance with this Section 4.1.2.3, MP shall have the right to terminate the Agreement, and, upon MP's exercise of such right to terminate this Agreement, (x) AOL shall refund and pay to MP, within 30 days of MP's notice of termination, a refund calculated in accordance with the Pro-Rata Refund Formula; and (y) MP shall have no obligation to make any of the payments due on or after March 1, 2003, pursuant to Section 4.1.1.

     4.2.  Payment by MP of Bounty. During each year of the Term, MP shall pay
           -----------------------
           AOL a bounty according to the schedule below for each new AOL Purchaser during such year:

               Year 1 Goal        Bounty            Year 2 Goal        Bounty
               0 - 104,000        $0                0 - 192,000        $0
               104,001 - 208,000  $10               192,001 - 384,000  $10
               208,001 - over     $25               384,001 - over     $25
               Year 3 Goal        Bounty            Year 4 Goal        Bounty
               0 - 236,000        $0                0 - 293,000        $0
               236,001 - 472,000  $10               293,001 - 366,250  $10
               472,001 - over     $25               366,251 - 439,500  $15
                                                    439,501 - over     $25

               Year 5 Goal        Bounty
               0 - 374,000        $0
               374,001 - 467,500  $10
               467,501 - 561,000  $15
               561,001 - over     $25

     4.3.  Late Payments; Wired Payments.  All amounts owed hereunder not paid
           -----------------------------
           when due and payable will bear interest from the date such amounts are due and payable at the prime rate as set forth in the Wall Street Journal in effect at such time. All payments required to be paid to AOL hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, [***]. All payments required to be paid to MP hereunder will be paid in immediately available, non-refundable U.S. funds wired to the account of HomeGrocer.com at [***].

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"

     4.4.  Auditing Rights.  Each Party will maintain complete, clear and
           ---------------
           accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party (or its representative) will have the right on an annual basis to have a third-party accounting firm reasonably acceptable to the Party being audited (the "Audit Party") conduct a reasonable and necessary inspection limited to the portions of the books and records of the Audit Party which are relevant to such Audit Party's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days' prior written notice to the other Party. The Party requesting the audit (the "Requesting Party") shall bear the expense of any audit conducted pursuant to this Section 4.4, unless such audit shows an error in the Requesting Party's favor amounting to a deficiency to the Requesting Party in excess of five percent (5%) of the actual amounts paid and/or payable to such Party hereunder, in which event the Audit Party shall bear the reasonable expenses of the audit. If any payment deficiency is discovered, during an audit or otherwise, the Party owing the deficient payment shall pay the deficient amount to the Party owed such amount within thirty (30) days after receipt of notice thereof.

     4.5.  Taxes.  MP will collect and pay and indemnify, and hold AOL harmless
           -----
           from, any sales, use, excise, import or export value added or similar tax or duty including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees, which arises out of the sale or any other transaction between MP and any other party (other than AOL) or which is based on MP's net income. Likewise, AOL will collect and pay and indemnify, and hold MP harmless from, any sales, use, excise, import or export value added or similar tax or duty including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees, which arises out of the sale or any other transaction between AOL and any other party (other than MP) or which is based on AOL's net income.

     4.6.  Reports.
           -------

           4.6.1.  Sales Reports.  MP will provide AOL in an automated manner
                   -------------
                   with a monthly report in an AOL-designated format, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring activity at the Co-Branded Entry
                   Page): summary sales information by day (date and total number of AOL Purchasers for such day, total new AOL Purchasers by day and total revenue for such day)(collectively, the "Sales Reports"). AOL will be entitled to use the Sales Reports in its own internal business operations, subject to the terms of this Agreement, but agrees to protect such information as Confidential Information.

           4.6.2.  Usage Reports.  At least once a month, AOL shall provide MP
                   -------------
                   with standard usage information related to the Promotions (e.g. a schedule of the Impressions delivered by AOL at such time) which is similar in substance and form to the reports provided by AOL to other interactive marketing partners similar to MP. MP acknowledges that such information may be Confidential Information as defined herein.

           4.6.3.  Fraudulent Transactions.  To the extent permitted by
                   -----------------------
                   applicable laws, MP will provide AOL with an prompt report of any fraudulent order, including the date, screenname or email address and amount associated with such order, promptly following MP obtaining knowledge that the order is, in fact, fraudulent.

5.   [INTENTIONALLY DELETED]
      ---------------------

6.   TERM; AFTER EXPIRATION OF TERM; TERMINATION.
     -------------------------------------------

     6.1.  Term.  Unless earlier terminated as set forth herein, the term of
           -----
           this Agreement will be five years from the Effective Date (the
           "Term").

     6.2.  After Expiration of Term.  Upon the expiration of Term (as opposed to
           ------------------------
           termination), AOL has the right to continue the link to the Affiliated MP Site for an additional one-year period upon written notice to MP, with the right to renew for two (2) additional one-year terms upon written notice to MP. MP shall pay AOL a fifteen ($15) dollar bounty for new AOL Purchasers generated during any such extended period and shall have no other payments obligations hereunder to AOL. MP will pay all of the foregoing amounts on a quarterly basis within thirty (30) days following the end of the quarter in which the applicable bounties were generated.

     6.3.  [intentionally deleted].
            ---------------------

     6.4.  Termination for Breach.  Except as expressly provided elsewhere in
           ----------------------
           this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that if MP fails to make any payment required under Section 4.1.1, AOL will provide notice to MP of MP's failure and the cure period with respect to any scheduled payment will be twelve (12) days from the date of such notice. In the event this Agreement is terminated, any payment obligations accrued prior to termination will survive the termination of this Agreement, and, except to the extent expressly set forth to the contrary in this Agreement, the parties shall be relieved of all other payment obligations, provided, however, that nothing herein shall affect any Party's right to damages as a result of the other Party's breach. If this Agreement is terminated by MP under this provision, MP shall be entitled to a refund calculated in accordance with the Pro-Rata Refund Formula.

     6.5.  Termination for Bankruptcy/Insolvency.  Subject to existing
           -------------------------------------
           bankruptcy laws, either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

     6.6.  Termination on Change of Control.
           --------------------------------

           6.6.1. In the event of a Change of Control of MP resulting in control of MP by an Interactive Service, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate.

           6.6.2. In the event of a Change of Control of AOL resulting in control of AOL by an MP Competitor, MP may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate.

     6.7.  Press Releases.  Each Party will submit to the other Party, for its
           ---------------
           prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may, if and to the extent required by law, issue Press Releases and other disclosures without the consent of the other Party so

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"
           long as the disclosing Party provides at least five (5) business days prior written notice of such disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as and to the extent required by law) shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of such material breach, the non-breach party may elect as its sole remedy to either (a) terminate this Agreement immediately upon notice to the other Party, or (b) as liquidated damages, elect to modify the Impression Commitment hereunder by [***] percent ([***]%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if MP has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

7.   MANAGEMENT COMMITTEE/ARBITRATION.
     --------------------------------

     7.1.  Management Committee.  The Parties will act in good faith and use
           --------------------
           commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot promptly resolve any such Dispute, either party may submit the dispute to the "Management Committee" for resolution. The Management Committee shall initially consist of MP's Senior Vice President of Marketing, Jon Landers, and AOL's President of Marketing, David M. Colburn. At the parties' earliest convenience and by not later than 10 days after the request for dispute resolution, the Management Committee shall convene at a mutually acceptable location or telephonically, and shall have the exclusive right for the following ten (10) days to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during such ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator within the five (5) days immediately following the dead-lock, the dispute will be subject to the resolution mechanisms described below. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have sought resolution of the Dispute by the Management Committee and have been unable amicably to resolve the Dispute as set forth in this Section 7 and then, only in compliance with the procedures set forth in this
           Section 7.

     7.2.  Arbitration.  Except for Disputes relating to issues of (i)
           ------------
           proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in Section 7.1), any Dispute not resolved by amicable resolution as set forth in Section 7.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C., or Seattle, Washington, and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"
           in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

     7.3.  Selection of Arbitrators.  The arbitration panel will consist of
           -------------------------
           three arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

     7.4.  Governing Law.  The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and
           --------------
           not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

     7.5.  Arbitration Awards.  The arbitrators will have the authority to award
           -------------------
           compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

     7.6.  Fees.  Each Party will pay the fees of its own attorneys, expenses of
           -----
           witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

     7.7.  Non Arbitratable Disputes.  Any Dispute that is not subject to final
           --------------------------
           resolution by the Management Committee or to arbitration under this
           Section 7 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia or the State of Washington. Each Party irrevocably consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, and of the courts of the State of Washington and the federal courts situated in the State of Washington, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

8.   NEW DELIVERY PLATFORMS; FURTHER DISCUSSIONS.  In the event that AOL
     -------------------------------------------
     launches any new delivery platform other than standard narrow-band platform, and at any time thereafter [***] percent ([***]%) or more of the AOL Users uses the new delivery platform, then MP shall have the opportunity to negotiate for promotions on the new delivery platform.

9.   FURTHER ASSURANCES REGARDING LOCAL OFFERINGS.  If MP has not established
     --------------------------------------------
     local based offerings of the Exclusive Product in a local market, and AOL has identified a substantial AOL User demand for the Exclusive Product in such market, then the Parties shall work together in good faith to develop a plan to satisfy the needs of such AOL Users, which plan may include MP's partnering with a local marketer of the Exclusive Product or the establishment of a revenue sharing relationship.

10.  NATIONAL OFFERING OF THE EXCLUSIVE PRODUCT.  MP shall use commercially
     ------------------------------------------
     reasonable efforts to offer the Exclusive Product on a national basis within twelve (12) months from the Effective Date. In the event that MP is unable to accomplish this objective, AOL may refer such matter to the Management Committee in accordance with Section 7, in order to agree upon a strategy to provide the Exclusive Product to AOL Users on a national basis.

11.  STANDARD TERMS.  The exhibits and schedules identified in and attached to
     --------------
     this Agreement (including without limitation the Standard Online Commerce Terms & Conditions set forth on Exhibit F attached hereto and Standard
                                     -------
     Legal Terms & Conditions set forth on Exhibit G attached hereto) are each
                                           ---------
     incorporated into this Agreement and are hereby made a part of this Agreement. In the event of a conflict between the substantive provisions set forth above in body of this Agreement (the "Substantive Agreement") and the exhibits and schedules incorporated into this Agreement, the Substantive Agreement shall control.

                           [Signature Page Follows]

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                       HOMEGROCER.COM, INC.


By: /s/ Terry Drayton                      By: /s/ Eric Keller
    -------------------------------            -------------------------------
Name:  Terry Drayton                       Name:  Eric Keller
Title: President                           Title: Vice President, Business
                                                  Affairs

                                   EXHIBIT A

                              Placement/Promotion
                              -------------------


I.  Attached Hereto.

II. During the Term, subject to the terms and conditions hereof, MP shall have the right to use the following Keyword Search Terms: HomeGrocer.

                                   EXHIBIT B

                                  Definitions
                                  -----------

The following definitions will apply to this Agreement:

Additional MP Channel.  Any other distribution channel (e.g., an Interactive
---------------------
Service other than AOL) through which MP makes available an offering comparable in nature to the Affiliated MP Site

Advertising Sales Commission.  Actual amounts paid as commission to third party
----------------------------
agencies by either buyer or seller in connection with sale of the Advertisement.

AOL Interactive Site.  Any Interactive Site which is managed, maintained, owned
--------------------
or controlled by AOL or its agents.

AOL Look and Feel.  The elements of graphics, design, organization,
------------------
presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL Member.  Any authorized user of the AOL Service, including any sub-accounts
----------
using the AOL Service under an authorized master account.

AOL Network.  (i) The AOL Service, (ii) AOL.com, (iii) CompuServe, (iv) Digital
-----------
City, (v) Netcenter, (vi) MovieFone, and (vii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com).

AOL Purchaser.  Any person or entity who enters the Affiliated MP Site from the
-------------
AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Affiliated MP Site which includes a domain other than an "AOL.com" domain),

AOL Service. The standard narrow-band U.S. version of the America Online(R)
-----------
brand service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL User.  Any user of the AOL Service, AOL.com, CompuServe, Digital City,
--------
Netcenter, or the AOL Network.

AOL.com.  AOL's primary Internet-based Interactive Site marketed under the
-------
"AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter,
(c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Change of Control.  (a) The consummation of a reorganization, merger or
-----------------
consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CompuServe.  The standard, narrow-band U.S. version of the CompuServe brand
----------
service, specifically excluding (a) any international versions of such service,
(b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

Confidential Information.  Any information relating to or disclosed in the
------------------------
course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and MP customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content.  Text, images, video, audio (including, without limitation, music used
-------
in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Designated Exclusivity Areas.  Digital City, the AOL Service AOL.com, Netscape
----------------------------
Netcenter, MovieFone.com, Oxygen (but not Oxygen's non-online operations), Shop@AOL, and CompuServe collectively and individually, as the context shall require.

Digital City.   The standard, narrow-band U.S. version of Digital City's local
-------------
content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com, Netcenter, or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City- branded offerings in any local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

Impression.  User exposure to the applicable Promotion, as such exposure may be
----------
reasonably determined and measured by AOL in accordance with its standard methodologies and protocols which shall be consistent with then-applicable industry standards.

Interactive Service.  An entity offering one or more of the following: (i)
-------------------
online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

Interactive Site. Any interactive site or area, including, by way of example and
----------------
without limitation, (i) an MP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

Keyword Search Terms.  (a) The Keyword(TM) online search terms made available
--------------------
on the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to MP (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to MP and determined in accordance with the terms of this Agreement).

Licensed Content.  All Content offered through the Affiliated MP Site pursuant
----------------
to this Agreement or otherwise provided by MP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

MovieFone.com. AOL's primary Internet-based Interactive Site marketed under the
-------------
"MovieFone(TM)" brand, specifically excluding (a) the AOL Service, (b) AOL.com,
(c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "MovieFone(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

MP Competitors. The entities listed on Exhibit B-1.
--------------                         -------

MP Interactive Site. Any Interactive Site (other than the Affiliated MP Site)
-------------------
which is managed, maintained, owned or controlled by MP or its agents.

Net Transaction Revenues.  Transaction Revenues minus the actual cost to MP of
------------------------
goods sold (i.e., the cost paid to MP's vendors for such goods, but not MP's costs of selling such goods).

Netcenter.   Netscape Communications Corporation's primary Internet-based
---------
Interactive Site marketed under the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service, (b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

Oxygen.  Oxygen Media's Interactive Site customized for AOL Members, accessible
------
through the AOL Service, specifically excluding (a) any programming or Content area offered by or through such site over which AOL does not have the exclusive right to sell all online advertising inventory and (b) any other property of Oxygen Media other than its Internet based properties.

Performance Criteria.  [***] as measured by [***] (or its successor), [***] of
--------------------
the online business, and [***] from online business. Unless MP is in the top [***] marketers of the Exclusive Product in at least [***] of these categories, AOL shall be entitled, in accordance with and as more particularly set forth in the terms of Section 4.1.2.2 of the Agreement, to terminate the exclusivity.

Product.  Any product, good or service which MP (or others acting on its behalf
-------
or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the Affiliated MP Site (including through any Interactive Site linked thereto), (ii) any MP Interactive Site (including through any Interactive Site linked thereto), (iii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iv) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated MP Site or any MP Interactive Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

Promotions.  The promotions described on Exhibit A, any comparable promotions
-----------                              ---------
delivered by AOL in accordance with Section1.1, and any additional promotions of the Affiliated MP Site provided by AOL (including, without limitation, additional Keyword Search Terms and other navigational tools).

Pro-Rata Refund Formula.  The pro rata refund shall equal the difference
-----------------------
between (a) the total of the amounts which have actually been paid by MP to AOL pursuant to Section 4.1 of this Agreement as of the date of termination of the Agreement, and (b) the product of $60,000,000 multiplied by a fraction the numerator of which shall be the number of Impressions actually delivered pursuant to the Agreement up to the minimum amount required to be delivered for the applicable period, and the denominator of which shall be the total number of Impressions constituting the Impressions commitment.

Transaction Revenues.  Aggregate amounts paid by AOL Purchasers in connection
--------------------
with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, service charges, and excluding, in each case,
(a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"

                                  EXHIBIT B-1

                                MP Competitors


[***]

From time to time MP shall have the right to add by name other online grocery ordering and/or delivery services to such list, provided that (i) all additions shall require the approval of AOL, which approval shall not be unreasonably withheld, (ii) MP may add to such list no more than [***] once every [***] and
(iii) the addition of any entity shall have no effect on pre-existing contractual obligations of AOL, so long as such contractual obligations were not a breach of AOL's obligations under this Agreement.

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"

                                   EXHIBIT C

                              MP Cross-Promotion
                              ------------------

1. MP shall provide the following (collectively, the "AOL Promos"): (i) on the Co-Branded Entry Page, a prominent promotional banner or button (at least 90 x 30 pixels in size) appearing "above the fold" on the Co-Branded Entry Page, to promote such AOL products or services as AOL may designate (for example, the America Online(R) brand service, the CompuServe(R) brand service, the AOL.com(R) site, any of the Digital City services or the AOL Instant Messenger(TM) service); and (ii) on the home page of the primary MP Interactive Site, a prominent "Try AOL" button (at least 90 x 30 pixels in size) through which users can obtain promotional information about AOL products or services designated by AOL; and (iii) at AOL's option, MP will provide a link on the Co-Branded Entry Page that allows AOL users to order the then-current version of client software for such AOL products or services. AOL will provide the creative content to be used in the AOL Promos (including designation of links from such content to other content pages), no more frequently than once per calendar quarter. MP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within ten (10) days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, MP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos from an ad server controlled by AOL or its agent, MP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages on which the AOL Promos will appear. MP shall be permitted to participate in AOL's generally applicable affiliate program. For the AOL Promos, AOL will take commercially reasonable efforts to ensure that, if technically feasible, MP traffic is channeled back to MP and the MP Interactive Site containing such AOL Promo.

2. In addition, within each MP Interactive Site, MP shall provide prominent promotion for the keywords granted to MP hereunder. Other than for instances in which physical execution would be commercially impractical (i.e., in the case of radio or television, an advertisement of fifteen seconds or less, and, in the case of print advertisement, an advertisement less than one quarter page) or in which MP is not the party paying for such advertisements, in MP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements (excluding all delivery vehicles, provided that no Interactive Service shall be promoted on such delivery vehicles) and in any publications, programs, features or other forms of media over which MP exercises primary editorial control, MP will include specific references or mentions (verbally where possible) of the availability of the Affiliated MP Site through the AOL Network, which are at least as prominent as any references that MP makes to the URL (e.g., "www.") or other navigation (but not including general branding of MP's tradename) for any MP Interactive Site. Without limiting the generality of the foregoing, MP's listing of the "URL" (e.g., "www.") for any MP Interactive Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for the Affiliated MP Site.

3. At AOL's option, MP shall no more than once per quarter distribute CD-Roms containing the software necessary to operate the AOL Service through MP's grocery delivery business and shall pay MP One Dollar ($1) per CD-Rom distributed. In addition, MP may request that AOL provide CD-Roms for delivery to MP customers and potential customers. In the event AOL grants MP's request, AOL shall provide MP with all such CD-Roms free of charge. AOL shall pay MP a bounty of fifteen dollars ($15) for each Qualified New Member obtained through such distribution. "Qualified New Member" shall mean any person over the age of 18 in the U.S. who newly registers (i.e., is not a current member and was not a member for the 2 months immediately preceding such registration) for the AOL Service during the Term using
     MP 's special promotion identifier and who pays the then-standard fees required for membership to the AOL Service and remains a fully paid member in good standing through at least one (1) billing cycle (60 days total, including one free month and one paid month). AOL shall deliver

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"
     all payments due under this paragraph to MP quarterly. In the event that the one dollar per CD-Rom charge is adverse to AOLs ability to participate in the distribution described in this Section 3, the Parties agree to discuss in good faith a restructuring of this arrangement.

                                   EXHIBIT D

                   Description of Products and Other Content
                   -----------------------------------------

Products and services generally available in grocery supermarkets

                                  EXHIBIT D-1

                             AOL Exclusive Offers
                             --------------------


Examples include:

Free delivery on next two orders

$10 off on each of the next two shops that are over $75.00

                                   EXHIBIT E

                                  Operations
                                  ----------

1.   General.  The Affiliated MP Site (including the Products and other Content
     -------
contained therein) will be in the top [***] in the online grocery delivery industry, as determined by each of the following methods: (a) based on a cross-section of third-party reviewers who are recognized authorities in such industry and (b) with respect to all material quality averages or standards in such industry, including each of the following: (i) pricing of Products, (ii) scope and selection of Products, (iii) quality of Products, (iv) customer service and fulfillment associated with the marketing and sale of Products and (v) ease of use.

2.   Affiliated MP Site Infrastructure.  MP will be responsible for all
     ---------------------------------
communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. MP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated MP Site from the AOL Network. MP will design and implement the network between the AOL Service and Affiliated MP Site such that (I) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated MP Site from the AOL Network and (ii) no single lineunder material control by MP will run at more than 70% average utilization for a 5-minute peak in a daily period. In the event that MP elects to create a custom version of the Affiliated MP Site in order to comply with the terms of this Agreement, MP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

3.   Optimization; Speed.  MP will use commercially reasonable efforts to
     -------------------
ensure that: (a) the functionality and features within the Affiliated MP Site are optimized for the client software then in use by AOL Members; and (b) the Affiliated MP Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, MP will ensure that the Affiliated MP Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, MP will permit AOL to conduct performance and load testing of the Co-Branded Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

4.   intentionally deleted
     ---------------------

5.   Technical Problems.  MP agrees to use commercially reasonable efforts to
     ------------------
address material technical problems (over which MP exercises control) affecting use by AOL Members of the Affiliated MP Site (a "MP Technical Problem") promptly following notice thereof. In the event that MP is unable to promptly resolve a MP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to initiate the dispute resolution procedures set forth in Section 7 of the Agreement.

6.   Monitoring.  MP will ensure that the performance and availability of the
     ----------
Affiliated MP Site is monitored on a continuous basis. MP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated MP Site.

7.   Telecommunications. Where applicable MP will utilize encryption methodology
     ------------------
to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users.

8.   Security.  MP will utilize Internet standard encryption technologies (e.g.,
     --------
Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated MP Site. MP will facilitate periodic reviews of the Affiliated MP Site with AOL in order to evaluate the security risks of such site. MP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

9.   Technical Performance.
     ---------------------

     i. MP will design the Affiliated MP Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 4.XX and 5.XX browsers (Windows and Macintosh) and the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com."

     ii. To the extent MP creates customized pages on the Affiliated MP Site for AOL Members, MP will develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster. info.aol.com)."

     iii. MP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. MP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. MP is responsible for the manipulation of these parameters in web-based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through the Affiliated MP Site ("New Functionality"), MP will use commercially reasonable efforts to (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any

"[***] CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]"
          new material, new functionality or features through the Affiliated MP Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service

10.  AOL Internet Services MP Support.  AOL will provide MP with access to the
     --------------------------------
standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of MP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any MP area other than the Affiliated MP Site.

                                   EXHIBIT F

                  Standard Online Commerce Terms & Conditions
                  -------------------------------------------

1.   AOL Network Distribution. MP will not authorize or permit any third party
     ------------------------
to distribute or promote the Products or any MP Interactive Site through the AOL Network absent AOL's prior written approval. The Promotions and any other promotions or advertisements purchased from or provided by AOL will link only to the Affiliated MP Site, will be used by MP solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2.   Provision of Other Content. In the event that AOL notifies MP that (i) as
     --------------------------
reasonably determined by AOL, any Content within the Affiliated MP Site violates AOL's then-standard Terms of Service (as set forth on the America Online brand service at Keyword term "TOS"), for the AOL Service or any other AOL property through which the entry page is promoted, the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated MP Site (other than any specific items of Content which may be expressly identified in this Agreement), then MP will take commercially reasonable steps to block access by AOL Users to such Content using MP's then-available technology. In the event that MP cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then MP will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. MP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3.   Contests. MP will take all steps necessary to ensure that any contest,
     --------
sweepstakes or similar promotion conducted or promoted through the Affiliated MP Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4.   Navigation. Subject to the prior consent of MP, which consent will not be
     ----------
unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Co-Branded Entry Page (or portions thereof) with other content areas on or outside of the AOL Network, provided that MP shall have final approval, in its sole discretion, of the design. Additionally, in cases where an AOL User performs a search for MP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the Affiliated MP Site, or any other MP Interactive Site determined by AOL in its reasonable discretion.

5.   Disclaimers. Upon AOL's request, MP agrees to include within the Affiliated
     -----------
MP Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MP and AOL Users purchasing Products from MP.

6.   AOL Look and Feel. MP acknowledges and agrees that AOL will own all right,
     -----------------
title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention outlined in the standards and design guideline templates (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to MP's ownership rights in any MP trademarks or creative works within the Affiliated MP Site and to any software code created by MP.

7.   Management of the Affiliated MP Site. MP will manage, review, delete, edit,
     ------------------------------------
create, update and otherwise manage all Content available on or through the Affiliated MP Site, in a timely and professional manner and in accordance with the terms of this Agreement. MP will ensure that the Affiliated MP Site is current, accurate and well-organized at all times. MP warrants that the Products and other Licensed Content: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service and any other AOL property through which the Affiliated MP Site will be promoted or any other standard, written AOL policy; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, MP represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. MP also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated MP Site. MP shall not in any manner, including, without limitation in any Promotion, the Licensed Content or the Materials state or imply that AOL recommends or endorses MP or MP's Products (e.g., no statements that MP is an "official" or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the Products available on or through the Affiliated MP Site, including, but not limited to, any duty to review or monitor any such Products

8.   Duty to Inform. MP will promptly inform AOL of any claim or threatened
     --------------
claim related to the Affiliated MP Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9.   Customer Service. It is the sole responsibility of MP to provide customer
     ----------------
service to persons or entities purchasing Products through the MP Interactive Site, when accessed through the Affiliated MP Site and AOL Network ("Customers"). MP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated MP

Site, and AOL will have no obligations whatsoever with respect thereto. MP will receive all emails from Customers via a computer available to MP's customer service staff and respond to such emails in a timely manner. t. MP will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. MP will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. MP will offer AOL Users who purchase Products through such Affiliated MP Site a money back satisfaction guarantee. MP will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. MP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by MP directly from customers.

10.  Production Work. In the event that MP requests AOL's production assistance
     ---------------
in connection with (i) ongoing programming and maintenance related to the Affiliated MP Site, (ii) a redesign of or addition to the Affiliated MP Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or
(iv) any other type of production work, MP will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify MP of (i) AOL's availability to perform the requested production work,
(ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent MP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of MP will be as determined by AOL in its sole discretion. AOL shall bear all AOL fees and expenses with respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Affiliated MP Site ("Routine Services").

11.  Overhead Accounts. To the extent AOL has granted MP any overhead accounts
     -----------------
on the AOL Service, MP will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to MP, but MP will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12.  Navigation Tools. Any Keyword Search Terms to be directed to the Affiliated
     ----------------
MP Site shall be (i) made available for use by MP and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of MP (e.g. "AOL keyword: XYZ Company Name"). AOL reserves the right to revoke at any time MP's use of any Keyword Search Terms which do not incorporate registered trademarks of MP. MP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest MP holds in MP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, MP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Affiliated MP Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, MP's rights to any Keyword Search Terms (subject to Section 4 of Exhibit G) will terminate.

13.  Merchant Certification Program. MP will participate in any generally
     ------------------------------
applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

14.  Reward Programs. On the Affiliated MP Site, MP shall not offer, provide,
     ---------------
implement or otherwise make available any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of MP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided to no greater degree than AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

15.  Search Terms. To the extent this Agreement sets forth any mechanism by
     ------------
which the Affiliated MP Site or the MP Interactive Site that is accessed through the Affiliated MP Site will be promoted in connection with specified search terms within any AOL product or service, MP hereby represents and warrants that MP has all consents, authorizations, approvals, licenses, permits or other rights necessary for MP to use such specified search terms.

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

                                   EXHIBIT G

                       Standard Legal Terms & Conditions
                       ---------------------------------

1.   Promotional Materials (Other than Press Releases).  Each Party will submit
     -------------------------------------------------
to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the Affiliated MP Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the Affiliated MP Site for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots and so long as the URL of the MP and/or the trademark of the MP is included; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated MP Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may not be depleted.

2.   License.  MP hereby grants AOL a revocable non-exclusive worldwide license
     -------
to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate. MP acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by MP or AOL (e.g., as part of an AOL "slideshow"), subject in each case to MP's approval of the display. In addition, AOL Users will have the right to access and use the Affiliated MP Site.

3.   Trademark License. In designing and implementing the Materials and subject
     -----------------
to the other provisions contained herein, MP will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of MP for which MP holds all rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4.   Ownership of Trademarks.  Each Party acknowledges the ownership right of
     -----------------------
the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5.   Quality Standards.  Each Party agrees that the nature and quality of its
     -----------------
products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6.   Infringement Proceedings.  Each Party agrees to promptly notify the other
     ------------------------
Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7.   Representations and Warranties.  Each Party represents and warrants to the
     ------------------------------
other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. MP hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Products.

8.   Confidentiality.  Each Party acknowledges that Confidential Information may
     ---------------
be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.   Limitation of Liability; Disclaimer; Indemnification.
     ----------------------------------------------------

9.1  Liability.   UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE
     ---------
OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS AND/OR SERVICES, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE CO-BRANDED ENTRY PAGE THE AFFILIATED MP SITE OR ANY OF THE MP INTERACTIVE SITES, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF FIXED PAYMENT OBLIGATIONS OWED BY MP UNDER SECTION 4.1.1 OF THE AGREEMENT IN THE YEAR IN WHICH THE EVENT GIVING RISE TO LIABILITY OCCURS; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

9.2  No Additional Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT,
     ------------------------
NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE CO-BRANDED ENTRY PAGE OR THE AFFILIATED MP SITE OR ANY OF THE MP INTERACTIVE SITES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED MP SITE.

9.3  Indemnity.  Each Party will defend, indemnify, save and hold harmless the
     ---------
other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

9.4  Claims. If a Party entitled to indemnification hereunder (the "Indemnified
     ------
Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten
(10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the

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

prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

10.  Acknowledgment.  AOL and MP each acknowledges that the provisions of this
     --------------
Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 10 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

11.  Solicitation of AOL Users. During the term of the Agreement and for a two
     -------------------------
year period thereafter, MP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, MP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with MP or (ii) provided information to MP through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by MP or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from MP, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

12.  AOL User Communications.  To the extent that MP is permitted to communicate
     --------------------------
with AOL Users under Section 11 of this Exhibit G, in any communications to AOL Users on or off the Affiliated MP Site (including, without limitation, e-mail solicitations) that are the type of communications described in Section 11 (the "AOL User communications"), MP will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an entry page other than the Affiliated MP Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that MP encourages an AOL User to purchase products through such communications, MP shall ensure that (a) the AOL Network is promoted as the primary means through which the AOL User can access the Affiliated MP Site and (b) any link to the Affiliated MP Site will link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network.

13.  Collection and Use of User Information.  Each party shall ensure that its
     --------------------------------------
collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Affiliated MP Site, MP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding MP's collection, use and disclosure of user information). MP will not (a) disclose User Information collected hereunder (i) to any third party in a manner that identifies AOL Users as end users of an AOL product or service, or (ii) to any Interactive Service or (b) use Member Information collected under this Agreement to market another Interactive Service. Likewise, AOL will not without in each case the prior written consent of MP (a) disclose User Information collected hereunder (i) to any third party in a manner that identifies AOL Users as end users of an MP product or service, or (ii) to any Interactive Service or (b) use Member Information collected under this Agreement to market another provider of the Exclusive Product.

14.  Excuse.  Neither Party will be liable for, or be considered in breach of
     ------
or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15.  Independent Contractors.  The Parties to this Agreement are independent
     -----------------------
contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16.  Notice.  Any notice, approval, request, authorization, direction or other
     ------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of MP, such notice will be provided to both the Senior Vice

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

President of Marketing, currently Jon Landers (fax no. 425-201-7887) and the General Counsel, currently Kristin Stred (fax no. 425-201-7805) each at the address for MP set forth in the first paragraph of this Agreement.

17.  Launch Dates.  In the event that any terms contained herein relate to or
     ------------
depend on the commercial launch date of the Affiliated MP Site contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by AOL based on the information available to AOL.

18.  No Waiver.  The failure of either Party to insist upon or enforce strict
     ---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

19.  Return of Information.  Upon the expiration or termination of this
     ---------------------
Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party making the request) all confidential information, documents, manuals and other materials specified the other Party.

20.  Survival.  Sections 1.2, 4.4, 4.5, 6.2, and 7.7 of the body of the
     --------
Agreement, Sections 4 and 8 through 30 of this Exhibit, and any payment
                                               -------
obligations accrued prior to termination or expiration will survive the completion, expiration, termination or cancellation of this Agreement.

21.  Entire Agreement.  This Agreement sets forth the entire agreement and
     ----------------
supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

22.  Amendment.  No change, amendment or modification of any provision of this
     ---------
Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

23.  Further Assurances.  Each Party will take such action (including, but not
     ------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

24.  Assignment.  Neither party may assign this Agreement or any right,
     ----------
interest or benefit under this Agreement without the prior written consent of the other party; provided, however, that (i) MP shall have the right to assign this Agreement to any successor to MP, whether by way of acquisition, merger, consolidation or otherwise, without the prior approval of AOL, unless such successor is an Interactive Service and (ii) AOL shall have the right to assign this Agreement to any affiliate of AOL. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

25.  Construction; Severability.  In the event that any provision of this
     --------------------------
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

26.  Remedies.  Except where otherwise specified, the rights and remedies
     --------
granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, MP will be not entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by MP to AOL.

27.  Applicable Law.  Except as otherwise expressly provided herein, this
     --------------
Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

28.  Export Controls.  Both Parties will adhere to all applicable laws,
     ---------------
regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

29.  Headings.  The captions and headings used in this Agreement are inserted
     --------
for convenience only and will not affect the meaning or interpretation of this Agreement.

30.  Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which will be deemed an original and all of which together will constitute one and the same document

                                       33